EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT of 2002

In connection with the Quarterly Report of China Modern Agricultural Information, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), Yanyan Liu, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Quarterly Report, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

China Modern Agricultural Information, Inc.

Dated: February 14, 2018	By:	/s/ Yanyan Liu
Yanyan Liu
Chief Financial Officer
(Principal Accounting Officer)